EXHIBIT 32



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     In connection with the Quarterly Report of Learningwire.com (the "Company")
on Form 10-QSB for the period ended June 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), Stephen K. Smith, the President and Chief Executive Officer and Michael Grove the Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                          KRANEM CORPORATION
                                          d/b/a
                                          LEARNINGWIRE.COM



August 8, 2007                           By:   /s/ Stephen K. Smith
                                               -------------------------------
                                               Stephen K. Smith, President and
                                               Chief Executive Officer


August 8, 2007                           By:   /s/ Michael Grove
                                               -------------------------------
                                               Michael Grove, Principal
                                               Financial and Accounting
                                               Officer